Exhibit 10.1

FIRST AMENDMENT

This is the first amendment to the Employment Agreement dated August 29, 2004 between ZymoGenetics, Inc. and Douglas E. Williams.

Effective July 1, 2007, the following terms are amended:

Section 1 “Employment”: “Executive Vice President, Research and Development” is replaced with “President”;

Section 2 “Duties”: “President” is replaced with “Chief Executive Officer”;

Section 4.4 “Good Reason”, Parts e) and f): “Executive Vice President, Research and Development” is replaced with “President”;

Section 13 “Notices”: For purposes of Notices, Executive’s title of “Executive Vice President, Research and Development” is replaced with “President”, and Bruce L.A. Carter’s title of “President and CEO” is replaced with “CEO and Chairman.”

All other terms remain unchanged as of July 1, 2007.

ZYMOGENETICS, INC.

By:	/s/ BRUCE L.A. CARTER
Dr. Bruce L. A. Carter, Chief Executive Officer & Chairman

EXECUTIVE:

/s/ DOUGLAS E. WILLIAMS
Douglas E. Williams, Ph.D.

Date: August 21, 2007